As filed with the Securities and Exchange Commission on February 18, 2004
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             11-2974651
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                   425B OSER AVENUE, HAUPPAUGE, NEW YORK 11788
                    (Address of Principal Executive Offices)

                             2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                 THOMAS MCNEILL
                                425B OSER AVENUE
                            HAUPPAUGE, NEW YORK 11788
                                 (631) 231-1177
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                              Michael J. Shef, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                 Proposed            Proposed
     Title of each class of Securities          Amount to         Maximum             Maximum          Amount of
             to be Registered                 be Registered   Offering Price        Aggregate         Registration
                                                   (1)           Per Share        Offering Price          Fee
--------------------------------------------------------------------------------------------------------------------
Common  Stock,  $.01 par value  per  share,
available  for grant  pursuant  to  options
under the plan                                   158,000         $4.04(2)            $638,320            $80.88
--------------------------------------------------------------------------------------------------------------------

Common  Stock,  $.01 par value  per  share,
subject to options granted under the plan        142,000         $3.63(3)            $515,460            $65.31
====================================================================================================================

----------
(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby all additional securities resulting from anti-dilution adjustments under the 2000 Stock Option Plan.
(2) The price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on $4.04 which was both the high and the low price for the Common Stock as reported on the Nasdaq National Market on February 13, 2004.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the weighted average exercise price of presently outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the registrant with the Securities and Exchange Commission (Commission File No. 0-25148) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the year ended September 30, 2003;

         (b)      The registrant's Current Report on Form 8-K filed January 14,
                  2004;

         (c) The registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003; and

         (d)      The registrant's Current Report on Form 8-K filed February 17,
                  2004.

         All documents filed subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The authorized capital stock of the registrant consists of 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). As of December 17, 2003, the registrant had 5,550,516 shares of Common Stock outstanding held of record by approximately 40 stockholders and beneficially owned by approximately 1,400 stockholders. No preferred stock is authorized. All shares of the registrant's common stock now outstanding are fully paid and non-assessable. Reference is made to the registrant's Certificate of Incorporation, By-laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of the holders of the registrant's common stock.

         The following summary of certain rights of the common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the registrant's Certificate of Incorporation and By-laws, as well as the provisions of applicable law.

         The holders of the registrant's common stock are (i) entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors, (ii) entitled to dividends and other distributions as may be declared from time to time by the board of directors out of any funds legally available for that purpose, and (iii) will, upon the liquidation, dissolution or winding up of the Company, share ratably in the distribution of all of the registrant's assets remaining available for distribution after satisfaction of all of the registrant's liabilities. The holders of the Common Stock do not have (i) cumulative voting rights, (ii) preemption rights, (iii) subscription rights, (iv) conversion rights, or (v) rights applicable to redemption or sinking fund provisions.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, officer, employee or agent if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Ninth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify to the fullest extent permitted by the DGCL or judicial or administrative decisions each person who was or is a party, or is threatened to be made a party, or was or is a witness to any threatened, pending or completed action, suit or proceeding, while such person is serving as an officer, director, employee or agent of the registrant against any liability or cost, charge or expense (including attorney's fees) asserted against or incurred by such person because such person is or was a director, officer, employee, agent or acting as a director, officer or agent of another entity at the behest of the registrant's Board of Directors. Article Ninth also provides that costs, charges and expenses for such proceedings may be advanced to the indemnified person by the registrant and that the registrant may purchase and maintain insurance on any person who could be indemnified by the registrant.

         Article XX of the registrant's by-laws provide that the registrant is empowered to indemnify all persons the registrant is permitted to indemnify pursuant to Section 145 of the DGCL to the full extent permitted by Section 145 of the DGCL.

         The registrant maintains a directors and officers liability insurance policy with Carolina Casualty Insurance Company. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number            Description
------            -----------
4.1      2000 Stock Option Plan of Global Payment Technologies, Inc.*
4.2      Form of stock option contract for 2000 Stock Option Plan.
5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.
23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2     Consent of KPMG LLP.
23.3     Consent of Arthur Andersen LLP (omitted).**
24.1 Power of attorney of certain officers and directors of the registrant (contained in the signature page).

--------------
* Filed as an exhibit to the Company's proxy statement for the 2000 annual meeting of stockholders, filed on January 28, 2000.
** The consent of Arthur Andersen LLP, the registrant's former independent accountants for the fiscal year ended September 30, 2001, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a under the Securities Act of 1933, as amended.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge , State of New York, on the 17th day of February, 2004.


                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                            By: /s/ Thomas McNeill
                               -------------------------------------------------
                                 Name:  Thomas McNeill
                                 Title: Vice President, Chief Financial
                                        Officer and Principal Accounting
                                        Officer

                                POWER OF ATTORNEY

         The undersigned directors and officers of Global Payment Technologies, Inc. hereby constitute and appoint Thomas Oliveri and Thomas McNeill and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                  Date
         ---------                                 -----                                  ----
/s/ Thomas Oliver                                Chief Executive Officer,            February 17, 2004
---------------------------                      Chief Operating Officer
Thomas Oliveri                                   and Director


/s/ Thomas McNeill                               Vice President, Chief               February 17, 2004
----------------------------                     Financial Officer and
Thomas McNeill                                   Principal Accounting Officer


/s/ Richard Gerzof                               Director                            February 17, 2004
----------------------------
Richard Gerzof

/s/ Stuart S. Levy                               Director                            February 17, 2004
----------------------------
Stuart S. Levy

/s/ Edward Seidenberg                            Director                            February 17, 2004
----------------------------
Edward Seidenberg

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------
4.1      2000 Stock Option Plan of Global Payment Technologies, Inc.*
4.2      Form of stock option contract for 2000 Stock Option Plan.
5.1 Opinion of Jenkens & Gilchrist Parker Chapin LLP, as to the legality of the common stock being offered.
23.1 Consent of Jenkens & Gilchrist Parker Chapin LLP (included in their opinion filed as Exhibit 5.1).
23.2     Consent of KPMG LLP.
23.3     Consent of Arthur Andersen LLP (omitted).**
24.1 Power of attorney of certain officers and directors of the registrant (contained in the signature page).

--------------
* Filed as an exhibit to the Company's proxy statement for the 2000 annual meeting of stockholders, filed on January 28, 2000.
** The consent of Arthur Andersen LLP, the registrant's former independent accountants for the fiscal year ended September 30, 2001, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a under the Securities Act of 1933, as amended.

                                       1